CAPITAL NOTE

This CAPITAL NOTE is made as of December 31, 2024 between UCG, Inc, a company organized under the laws of the State of Florida (the "**Noteholder**") and World Health Energy Holdings, Inc., a company organized under the laws of the State of Delaware and registered under number 516211141 (the **"Company**").

1. Definitions

   "the Principal Amounts" - Amounts that were previously disbursed on or about and/or will be disbursed from time to time by the Noteholder to the Company, and will be detailed in Annex A to this Capital Note, as will be updated from time to time.

2. Issuance of Capital Note

   In consideration for the payment of the Principal Amounts by the Noteholder, the Company issues this Capital Note to the Noteholder.

3. Interest

   The outstanding Principal Amounts shall bear interest at an annual rate of seven and one-half percent (7.5%) upon the terms set forth herein from the date the Principal amount was advanced until such Principal Amount is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

4. Currency Denomination

   The Principal Amount is US$ denominated.

5. Redemption of Capital Note

   5.1 Any amount invested in the Company under this Capital Note shall not be redeemed for at least three years from the actual date of investment, except that such amounts invested shall become immediately due and payable upon the occurrence of any of the following:

   (i) the Company commences any case, proceeding or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company makes a general assignment for the benefit of its creditors;

   (ii) there is commenced against the Company any case, proceeding or other action of a nature referred to in clause (a) above which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains un-dismissed, undischarged or un-bonded for a period of 60 days;

   (iii) there is commenced against the Company any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof;

   (iv) the Company takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b) or (c) above; or

   (v) the Company is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

   5.2 In the event that the Company raises funds in excess of three million dollars then the Company may, at its sole discretion, prepay on whole or in part the outstanding Principal Amount.

6. Assignment

The Noteholder has the right to assign or transfer any of its rights or benefits under this Capital Note.

7. Change of Terms

Subject to the provisions of Subparagraph 5.1 above, the terms of this Capital Note may be changed by mutual agreement in writing between the Noteholder and the Company.

8. Governing Law/ Jurisdiction

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note an (whether brought against a party hereto or its respective affiliates, employees or agents) shall be commenced exclusively in the Courts of the State of Delaware. **EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY**

IN WITNESS WHEREOF the parties hereto have executed this Capital Note as of the date first written above.

UCG Inc.

By:

Signature: ____________________

World Health Energy Holdings, Inc..

By:

Signature: ____________________